EARNINGS CALL PRESENTATION Fiscal Year 2018, Fourth Quarter MAY 29, 2018

CALL HORACIO ROZANSKI PARTICIPANTS PRESIDENT AND CHIEF EXECUTIVE OFFICER LLOYD HOWELL CHIEF FINANCIAL OFFICER AND TREASURER CURT RIGGLE VICE PRESIDENT INVESTOR RELATIONS 1

DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Fiscal 2019 Full Year Outlook,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. 2

FY18 HIGHLIGHTS KEY PERFORMANCE INDICATORS • Delivered record earnings—with our highest Adjusted EBITDA since the firm went public • Exceeded $6 billion in revenue and $2.00 in earnings per share for the first time • Maintained industry-leading organic revenue growth • Significantly accelerated growth in Revenue, Excluding Billable Expenses • Largest headcount growth in seven years • Record year-end backlog, up 18% compared to the prior year • Second highest full year book-to-bill ratio since the firm went public of 1.39x • Made a small acquisition that bolsters our commercial cyber capabilities • Returned $373 million to shareholders through dividends and share repurchases 1) Industry consists of CACI International Inc., Engility Holdings Inc., Leidos Holdings Inc., ManTech International Corp., and Science Applications International Corp. 3

KEY FINANCIAL RESULTS FISCAL YEAR 2018 PRELIMINARY RESULTS F O U R T H Q U A R T E R (1) F Y 1 8 (1) Revenue $1.6 billion 3.4% Increase $6.2 billion 6.3% Increase Revenue, Excluding $1.2 billion 4.7% Increase $4.3 billion 6.3% Increase Billable Expenses Net Income $84.9 million 28.1% Increase $305.1 million 20.8% Increase Adjusted Net Income $76.2 million 13.3% Increase $297.7 million 13.5% Increase Adjusted EBITDA $152.6 million 5.2% Increase $584.8 million 6.9% Increase Diluted EPS $0.58 31.8% Increase $2.05 22.8% Increase Adjusted Diluted EPS $0.52 15.6% Increase $2.01 14.9% Increase $16.0 billion Total Backlog 17.9% Increase 1) Comparisons are to prior fiscal period 4

INCOME TAX DRIVERS

EFFECTIVE TAX RATE AND DRIVERS	
Previous Fiscal 2018 Effective Tax Rate Guidance	37% - 38%
Puts and Takes:	
- Federal statutory tax rate (1)	- ~3.5%
- State and local income taxes, net of federal tax	+ ~0.5%
- Tax credits and other discrete items	- ~0.5%
Revised Fiscal 2018 Annual Effective Tax Rate, as of Q3 FY2018 (3)	33% - 34%
Additional Puts and Takes Realized in Q4 FY2018:	
- Tax credits and other discrete items (2)	- ~0.6%
Fiscal 2018 Annual Effective Tax Rate on an Adjusted Diluted EPS Basis (3)	~32.4%
Fiscal 2019 Expected Effective Tax Rate (4)	25% - 27%

NOTES:

1) *The 21% federal statutory tax rate predominately applies to the last three months of our fiscal 2018, resulting in a lower blended federal statutory rate of ~31.5%.*
2) *Includes additional ~$4 million of income tax benefit realized during the fourth quarter of fiscal 2018 due to the new accounting standard adopted early this year for treatment of stock-based compensation. The fourth quarter of fiscal 2018 also benefited from additional tax credits, predominantly in research and development, of ~$4 million, and from the reduction of income tax expense realized from the Tax Cuts and Jobs Act (the "2017 Tax Act").*
3) *The fiscal 2018 tax rate guidance used and the Company's fiscal 2018 tax rate reported for purposes of Adjusted Diluted Earnings Per Share excludes the non-cash impact of approximately $9.1 million ($0.06) due to the re-measurement of our deferred taxes, which was reported in the fourth quarter of our fiscal 2018.*
4) *Fiscal 2019 rate will reflect the 14% decline in federal statutory tax rate, offset by ~2-4% rate impact on state and local taxes and other qualifying credits due to the new tax law. The fiscal year 2019 tax rate excludes any benefits we may realize from the completion of a tax accounting method change under the new Tax Reform law, which will be recognized in fiscal 2019 pending approval by the Internal Revenue Service.*

Q4 TAX IMPACTS ON ADJUSTED DILUTED EPS

- $0.03 benefit due to the reduction of income tax expense realized from the enactment of the 2017 Tax Act
- $0.03 benefit due to additional tax credits realized predominantly in research and development
- $0.02 excess tax benefit related to ASU 2016-09

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CAPITAL ALLOCATION DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY • Exceeded Fiscal Year 2018 goal of returning 100% of FCF to investors • Returned $373 million to shareholders in Fiscal Year 2018 (~130% of FCF) – Paid $269.6 million to repurchase 7.6 million shares (1) – Paid $103.4 million of quarterly dividends • Ended the year with a strong cash balance of $287 million, representing a $70 million increase over the end of Fiscal Year 2017 • Increased share repurchase authorization to approximately $495 million – Board of Directors approved a $300 million increase in repurchase authorization 1) Includes ~ 0.3M withhold-to-cover shares and ~ 0.2M shares that traded in FY2018, but did not settle until FY2019 6

FINANCIAL OUTLOOK INITIATING FULL YEAR GUIDANCE F I S C A L 2 0 1 9 F U L L Y E A R O U T LO O K Revenue Growth in the Range of 6 to 8 Percent Adjusted Diluted EPS (1) $2.35 - $2.50 1) Adjusted Diluted EPS guidance is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 145 million shares and assume an effective tax rate in the range of 25 percent to 27 percent 7

APPENDIX

NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the 2017 Tax Act in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment. 9

NON-GAAP FINANCIAL INFORMATION (a) Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group. (b) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016. (c) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations. (d) Reflects the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act. (e) Periods related to fiscal 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. Beginning in the third quarter of fiscal 2018 with the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 36.5%, which approximates a blended federal and state tax rate for fiscal 2018, and consistently excludes the impact of other tax credits and incentive benefits realized. (f) Excludes an adjustment of approximately $0.5 million and $1.9 million of net earnings for the three and twelve months ended March 31, 2018, respectively, and excludes an adjustment of approximately $0.6 million and $2.3 million of net earnings for the three and twelve months ended March 31, 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share. 10

FINANCIAL RESULTS – KEY DRIVERS Full Fiscal Year 2018 – Below is a summary of the key factors driving results for the fiscal year ended March 31, 2018 as compared to the prior year: • Revenue increased by 6.3% to $6.2 billion primarily due to increased client demand which led to increased client staff headcount, and an increase in direct labor, as well as increases in billable expenses. Total headcount increased more than 1,300 from March 31, 2017. • Revenue, Excluding Billable Expenses increased 6.3% to $4.3 billion primarily due to increased client demand which led to increased client staff headcount, and an increase in direct labor. • Operating Income increased 7.4% to $520.1 million and Adjusted Operating Income increased 5.7% to $520.1 million. Increases in both were primarily driven by the same factors driving revenue growth as well as improved contract profitability. The increases in Operating Income and Adjusted Operating Income were partially offset by an increase in the Company’s provision for the potential recovery of allowable expenses as compared to fiscal 2017. • Net income increased 20.8% to $305.1 million and Adjusted Net Income increased 13.5% to $297.7 million. These increases were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Additionally, Net Income and Adjusted Net Income benefited from a decrease in income tax expense due to the effects of the 2017 Tax Act. Net Income benefitted from the Company’s recognition of an additional income tax benefit of approximately $14.2 million driven by a lower federal statutory tax rate, as well as the recognition of an income tax benefit of approximately $9.1 million related to the re-measurement of its deferred tax assets and liabilities. Adjusted Net Income benefitted from the approximate $14.2 million of lower tax expense driven by the reduction in the federal statutory tax rate, but excluded the non-cash impact of the approximately $9.1 million due to the re- measurement of our deferred taxes. The Company also realized an additional income tax benefit in Net Income and Adjusted Net Income of approximately $14.5 million during fiscal 2018 due to the adoption of the accounting standard ASU 2016-09. The increases in Net Income and Adjusted Net Income were partially offset by an increase in interest expense of $20.0 million primarily due to the issuance of the Senior Notes in the first quarter of fiscal 2018. • EBITDA increased 7.5% to $584.8 million. Adjusted EBITDA increased 6.9% to $584.8 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income. • Diluted EPS increased to $2.05 from $1.67 in the prior year period and Adjusted Diluted EPS increased to $2.01 from $1.75 in the prior year period. The increases were primarily driven by the same factors as Net Income and Adjusted Net Income, as well as a lower share count in fiscal 2018 as a result of share repurchases. • Net cash provided by operating activities in fiscal 2018 decreased by 3.4% to $369.1 million. The decrease in cash from operations was primarily the result of higher cash taxes paid during fiscal 2018 and an increase in working capital needs, including an increase in accounts receivable that is consistent with our growth. Free Cash Flow declined $37.7 million from the prior year period due to the same factors affecting cash provided by operating activities, as well as an increase of $24.5 million in capital expenditures related to on-going leasehold improvements to update existing office space. • As of March 31, 2018, total backlog was $16.0 billion, an increase of 17.9% compared to March 31, 2017. Funded backlog decreased 4.6%, while unfunded backlog and priced options increased 34.3% and 19.5%, respectively. 11